Investor Update March 2016 Madison River at Three Forks, MT

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward- looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. Company Information NorthWestern Corporation dba: NorthWestern Energy www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57106 (605) 978-2900 Montana Operational Support Office 11 East Park Butte, MT 59701 (406) 497-1000 SD/NE Operational Support Office 600 Market Street West Huron, SD 57350 (605) 353-7478 Director of Investor Relations Travis Meyer 605-978-2945 travis.meyer@northwestern.com

About NorthWestern 3 Montana Operations Electric 359,000 customers 24,350 miles – transmission & distribution lines 851 MW nameplate owned power generation Natural Gas 191,500 customers 7,200 miles of transmission and distribution pipeline 18 Bcf of gas storage capacity Owns 66 Bcf of proven natural gas reserves South Dakota Operations Electric 62,800 customers 3,550 miles – transmission & distribution lines 440 MW nameplate owned power generation Natural Gas 45,700 customers 1,625 miles of transmission and distribution pipeline Nebraska Operations Natural Gas 42,000 customers 750 miles of distribution pipeline Beethoven

NWE: An Investment for the Long Term 4 • 100% Regulated electric & natural gas utility business • 100 year history of competitive customer rates, system reliability and customer satisfaction • Solid economic indicators in service territory • Constructive regulatory relationship • Customer service satisfaction scores above the JD Power survey average • Residential electric and natural gas rates below the national average • Solid system reliability (EEI 2nd quartile) • Low leaks per 100 miles of pipe (AGA 1st quartile) • Named a “Utility Customer Champion” by Cogent Reports (top trusted utility brand in the West region) • Consistent track record of earnings and dividend growth • Strong cash flows aided by net operating loss carry-forwards • Strong balance sheet and solid investment grade credit ratings • Recent hydro & wind transactions increase rate base & provide energy supply stability • Disciplined maintenance capital investment program • Reintegrating energy supply portfolio • Significant future investment in a comprehensive transmission, distribution, and substation infrastructure project to address asset lives, safety, capacity and grid modernization Pure Electric & Gas Utility Solid Utility Foundation Strong Earnings & Cash Flows Attractive Future Growth Prospects (NYSE Ethics) Best Practices Corporate Governance

A Diversified Electric and Gas Utility 5 Gross Margin in 2015: Electric: $663M Natural Gas: $178M Gross Margin in 2015: Montana: $729M South Dakota: $102M Nebraska: $ 10M Average Customers in 2015: Residential: 579k Commercial: 111k Industrial: 7k NorthWestern’s ‘80/20’ rules: Approximately 80% Electric, 80% Residential and 80% Montana jurisdictional Above data reflects full year 2015 results. Jurisdiction and service type based upon gross margin contribution. See “Non-GAAP Financial Measures” slide in appendix for Gross Margin reconciliation.

NorthWestern Energy Profile 6 Financial and Company Statistics See “Non-GAAP Financial Measure” slide in appendix for Net Debt and EBITDA reconciliation

Solid Economic Indicators 7 • Unemployment rates in all three of our states are meaningfully below National Average. • Customer growth rates historically exceed National Averages. Source: NorthWestern customer growth - 2008-2015 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/19/16 Electric: EEI Statistical Yearbook (published December 2014, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers")

Strong Utility Foundation 8 Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 1/1/16 Natural gas source: US EIA - Monthly residential supply and delivery rates as of 1/29/16  Customer service satisfaction scores in line or better than survey average (JD Powers)  Residential electric and natural gas rates below national average  Solid electric system reliability and low gas leaks per mile System Average Interruption Duration Index (SAIDI) NWE versus EEI System Reliability Quartiles

Track Record of Delivering Results 9 Notes: - ROE in 2011, 2012 , 2013, 2014 & 2015 on a Non-GAAP Adjusted basis, would be 10.5%, 9.8%, 9.6% ,9.4% & 9.9% respectively. - 2016 ROAE and 2016 Dividend payout ratio estimate based on midpoint of our updated guidance range of $3.20-$3.40. - Details regarding Non-GAAP Adjusted EPS can be found in the “Adjusted EPS Schedule” page of the appendix Return on Equity within 9.5% - 11.0% band over the last 5 years. Annual dividend increases since emergence in 2004. 5 Year (2011-2015) Avg. Return on Equity: 10.4% 5 Year (2011-2015) CAGR Dividend Growth: 7.5% Current Dividend Yield Approximately 3.5%

Investment for Our Customers’ Benefit 10 Over the past 7 years we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills and lower than the US average bills, while delivering solid earnings growth for our investors. 2008-2015 CAGRs Estimated Rate Base: 16.9% GAAP Diluted EPS: 8.6% NWE typical electric bill: 1.5% NWE typical natural gas bill: (6.9%) US average electric bill: 2.2% US avg. natural gas bill *** (4.1%)

Total Shareholder Return 11 • 15 member peer group: ALE (Allete), AVA (Avista), BKH (Black Hills), CNL (Cleco), EDE (Empire District Electric), EE (El Paso Electric), GXP (Great Plains), IDA (IDA Corp), MGEE (Madison Gas & Electric), PNM (PNM Resources), POR (Portland Electric), STR (Questar), VVC (Vectren), WR (Westar)

While maintenance capex and total dividend payments have continued to grow since 2011 (16.6% and 14.8% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and averaged approximately $38 million of positive Free Cash Flow per year. With the addition of production tax credits from the Beethoven Wind project and continued flow-through tax benefits, we anticipate our effective tax rate rising into the low-twenties by 2020. Additionally, we expect NOLs to be available into 2020 to reduce cash taxes. Strong Cash Flows 12 (1) See “Non-GAAP Financial Measure” slide in appendix for Free Cash Flows reconciliation. Components of Free Cash Flow This expected tax rate and the expected availability of NOLs are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the “Risk Factors” section of the preliminary prospectus. Nothing in this presentation should be regarded as a representation by any person that these objectives will be achieved and the Company undertakes no duty to update its objectives. (2) Net Operating Loss (NOL) Carryforward Balance (2) (1)

Balance Sheet Strength and Liquidity 13

2016 Earnings Guidance 14 Our 2016 guidance range of $3.20 - $3.40 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; • A consolidated income tax rate of approximately 9% to 13% of pre-tax income; and • Diluted average shares outstanding of approximately 48.5 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”. $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40

The Hydro Facilities 15 Overview of Hydro Facilities Black Eagle (1) Hydro Asset Integration • Montana Asset Optimization Study: With the acquisition of the hydros, we are modeling different scenarios in an attempt to optimize the integration and operation of our entire generation fleet and determine the most economic means of providing ancillary services. Kerr Dam • In accordance with the associated FERC license, the facility was conveyed to the Confederated Salish and Kootenai Tribes (CSKT) on September 5, 2015. • As required by the MPSC order approving the hydro transaction, we filed a compliance filing in December 2015 to remove the Kerr project from the hydros cost of service and to adjust for actual revenue credits and property taxes. The compliance filing also confirms we met a MPSC requirement that customers will not bear any financial risk as a result of our temporary ownership of the Kerr project. We estimate customers benefited by $2.7 million during this period. (1) As of June 2013. Despite the 2015 drought conditions in western Montana, the hydro assets generated at targeted capacity (5 year historical average). Talen Energy’s recently announced sale of 292 MW of hydro generation for $860 million (or $2,945 per KW) to Brookfield Renewables is significantly higher cost (49%) than the 439 MW of hydro generation we purchased for $870 million (or $1,982 per KW).

16 South Dakota Electric Operations The owned and rate-based cost of energy from the Beethoven wind project over the next 20 years is expected to be $44 million ($25 million net present value) less than the PPA alternative benefitting our customers’ bills over the long-term. Beethoven Wind Project: In September 2015, we completed the purchase of the 80 MW Beethoven wind project, near Tripp, South Dakota for approximately $143 million with BayWa r.e. Wind LLC. The SDPUC granted approval of our request on placing the assets into rate base using a 3-year levelized rate calculation. We financed the project with $70 million in 25 year bonds at 4.26% and $57 million of equity, issuing 1.1 million shares at $51.81. South Dakota Rate Case: In October 2015, the SDPUC commissioners approved the settlement agreement we reached with the SDPUC staff and intervenors providing for an increase in base rates of approximately $20.2 million based on an overall rate of return of 7.24%. In addition, the settlement would allow us to collect approximately $9.0 million annually related to the Beethoven Wind Project. Source: BayWa r.e. Wind, LLC We anticipate net income to increase by approximately $13.6 million in 2016 as a result of full year impact of the rate adjustment and Beethoven acquisition. SD Electric Transmission: Effective October 1, 2015, we are a transmission owning member of Southwest Power Pool (SPP) for our South Dakota transmission operations. Marketing activities in SPP are handled for us by a third party provider acting as our agent. Upon entering SPP, we exited out of MAPP, which had been our transmission planning region.

Owned Owned Target Total Annual Need Natural Gas Reserves Opportunity 17 As we continue to add to our natural gas reserves portfolio, we anticipate a reduction in supply cost volatility for our customers. First ~6 Bcf annual production acquired for ~$100M Remaining 6-7 Bcf annual production needed to meet target. Estimated cost of $50M to $100M We continue to pursue opportunities to secure low cost gas reserves for our customers. • Three acquisitions totaling approximately $100 million since September 2010: • 84.6 Bcf of natural gas reserves and associated gathering systems along with 82 miles of transmission. • Provides approximately 5.3 Bcf of annual production. • Target to own 50% of our 25 Bcf total annual need • Retail customers (20 Bcf) • DGGS & Basin Creek generation facilities (5 Bcf)

Infrastructure Projects 18 • In Montana, our Distribution System Infrastructure Project (DSIP) and Transmission System Infrastructure Project (TSIP), both of which are currently in process, are to maintain a safe and reliable electric and natural gas distribution and transmission system. – The primary goals: – arrest and/or reverse the trend in aging infrastructure; – maintain/improve reliability and safety; – build capacity into the system; and – prepare our network for the adoption of new technologies. – Capital Investment – DSIP: approximately $360 million ($185 million spent through 2015) of capital investment into the multiyear project through 2020. – TSIP: approximately $188 million ($4 million spend through 2015) projected through 2020.

DGGS Update – Still waiting on FERC 19

Capital Spending Forecast 20 Current estimated cumulative capital spending for 2016 through 2020 is $1.47 billion. We anticipate funding the capital projects with a combination of cash flows, aided by NOLs now anticipated to be available into 2020, and long-term debt. If other opportunities arise that are not in the above projections (natural gas reserves, peaking generation, acquisitions, etc.), new equity funding may be necessary. *

21 ‘Clean’ Owned & Contracted Supply Portfolio Based upon 2015 delivered electric portfolio, approximately 54% of our total company owned and contracted supply is renewable or supports renewables. * Wind Owned delivered in 2015 includes a partial year of production from the Beethoven wind farm, which was acquired on September 25, 2015.

EPA’s 2030 carbon target for Montana NWE’s CO2 intensity* decreased by approximately 37% with the addition of the hydro facilities to our Montana generation portfolio. However EPA’s Clean Power Plan targets are statewide and not utility specific targets. * lbs CO2 per MWH produced CO2 Intensity* 37% 22

EPA's Clean Power Plan (CPP)

If the CPP rules were utility specific, NorthWestern would be in excellent shape…. but emission targets are established at a state level.

- NorthWestern's Montana electric supply portfolio has a low carbon emissions rate, lower than the final 2030 Montana rate mandated by EPA, with nearly 60 percent of the power delivered to NorthWestern's customers coming from owned or contracted hydro or wind sources.
- NorthWestern's South Dakota electric supply portfolio delivers approximately 28% of its power from owned and contracted wind.

Source: www.eenews.net/interactive/clean_power_plan


Final Rule Emissions Rate Reduction %
7 - 14%
14 - 21%
21 - 27%
27 - 34%
34 - 41%
41 - 47%

Parallel paths forward

- Montana and South Dakota, along with many other states, are participating in legal challenges to the rule. Montana's 47% emission rate reduction requirement is the highest in the nation.
- NorthWestern has filed an administrative Petition for Reconsideration with the EPA. If unsuccessful, we anticipate Montana will file a request for a 2-year extension to meet compliance deadlines.
- Although we have filed for reconsideration, we are continuing to evaluate our path forward to comply with the CPP rule. The Montana governor has created a CPP advisory council whose purpose is to gather information and provide the Montana Department of Environmental Quality (MDEQ) recommendations on policies and actions necessary for compliance in Montana. With the Supreme Court decision to Stay the EPA CPP rules, the activities of the advisory council have been placed on hold. We have representation on the council.

The February 9th Supreme Court 5-4 vote to stay the EPA CPP rules

- **We will be working with state agencies and other stakeholders to evaluate the implications.**
- **We hope the EPA takes this opportunity to address Montana's serious concerns with the 47% statewide reduction required in the final rule.**

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Other Significant Achievements in 2015 24 Strong year for safety at NorthWestern • Fewest OSHA recordable events of any year. • One of the best years for Lost Time Incidents. • Tragic fatality of a respected senior lineman. Record best customer satisfaction scores with JD Power & Associates • Received our best JD Powers overall satisfaction survey score in 2015. Recognized by Cogent Reports as a ‘Residential Utility Customer Champion’ • Based on over 50,000 utility customer interviews to identify leading utilities in brand trust, product excellence and operational satisfaction. Echo Lake Nordic Trail Corporate Governance Award Winner • In 2015, NorthWestern Corporation’s proxy statement received the top award for exemplary proxy statement disclosure from NYSE Governance Services. New General Office in Butte, Montana • The $27 million office, located around the corner from complex of buildings that served as the general office for over a century, is a modern LEED certified structure.

Conclusion 25 Pure Electric and Gas Utility Solid Utility Foundation Strong Earnings and Cash Flows Attractive Future Growth Prospects Best Practices Corporate Governance

Appendix 26

Summary Financial Results (Qtr 4 & Full Year) 27

Weather (Fourth Quarter) 28 Maximum Temperature from Normal Minimum Temperature from Normal

29 2015 Weather Q1 2015 NorthWestern service territory has significantly more heating degree-days than cooling degree- days. As a result, first and fourth quarter weather anomalies tend to be more impactful to earnings. We estimate the mild weather has unfavorably impacted our total gross margin by approximately 1.5% ($13.2 million pretax or $0.17 after tax EPS) for the year. Q4 2015

Non-GAAP Adjusted Earnings (Fourth Quarter ‘15 vs ’14) 30 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Non-GAAP Adjusted Earnings (Full Year ‘15 vs ’14) 31 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

32 2014 to 2015 Reconciliation (4th Qtr & Full Year)

Balance Sheet 33 Property plant & equipment (PP&E) increased by 8% as a result of the acquisition of the Beethoven wind project and continued investment to improve system safety, reliability and capacity. 55.4% Debt to capitalization slightly above our targeted 50-55% due to seasonality of cash flows, but an improvement over year end 2014.

Cash Flow 34 $89.8 million improvement in cash flow provided by operating activities was primarily due to higher net income after non-cash adjustments.

Income Tax Reconciliation (Qtr 4 & YTD) 35

2015 to 2016 EPS & Dividend Bridge Basic assumptions include, but are not limited to: • Normal weather in our electric and natural gas service territories; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; • A consolidated effective income tax rate of approximately 9% - 13% of pre-tax income; and • Diluted average shares outstanding of approximately 48.5 million. 36 * 2016 earnings drivers shown above are calculated using a 38.5% effective tax rate. The anticipated "Incremental tax benefits" in 2016 are primarily due to Beethoven production tax credits, bonus depreciation and increased repairs tax deductions resulting from increased maintenance capital spending in 2016.

Big Stone and Neal Air Quality Projects 37 Big Stone Power Plant Neal Power Plant

- 100,000 200,000 300,000 400,000 Hydro Contracted Owned Generation Light Load Demand Light Load Hours (MWh's) MW h's - 100,000 200,000 300,000 4 , 500,000 Hydro Contracted Owned Generation Heavy Load Demand Heavy Load Hours (MWh's) MW h's Meeting Montana Customer Demands 38 We expect to be able to provide nearly all the power during the light load periods with some flexibility to use market purchases or other resources to meet demand during heavy load periods. The addition of the hydro generation assets into our Montana electric portfolio aligns well with forecasted customer demand. Conveyance of Kerr Dam to Confederated Salish and Kootenai Tribes Conveyance of Kerr Dam to Confederated Salish and Kootenai Tribes

2015 System Statistics 39 Note: Statistics above are as of 12/31/2015 (1) Nebraska is a natural gas only jurisdiction (1)

Strong Executive Team 40

Experienced & Engaged Board of Directors 41

Our Commissioners

Montana Public Service Commission

Commissioners are elected in statewide elections from each of five districts. Chairperson is elected by fellow Commissioners. Commissioner term is 4 years, Chairperson term is 2 years.

Name	Party	Began Serving	Term Ends
Kirk Bushman	R	Jan-13	Jan-17
Travis Kavulla	R	Jan-11	Jan-19
Roger Koopman	R	Jan-13	Jan-17
Brad Johnson (Chairman)	R	Jan-15	Jan-19
Bob Lake	R	Jan-13	Jan-17

Nebraska Public Service Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Cyrstal Rhoades	D	Jan-15	Jan-21
Rod Johnson	R	Jan-93	Jan-17
Frank Landis Jr. (Chairman)	R	Jan-89	Jan-19
Tim Schram	R	Jan-07	Jan-19
Gerald Vap	R	Aug-01	Jan-17

South Dakota Public Utilities Commission

Commissioners are elected in statewide elections. Chairperson is elected by fellow Commissioners. Commissioner term is 6 years, Chairperson term is 1 year.

Name	Party	Began Serving	Term Ends
Kristie Fiegen	R	Aug-11	Jan-19
Gary Hanson	R	Jan-03	Jan-21
Chris Nelson (Chairman)	R	Jan-11	Jan-17

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Delivering a Bright Future

Non-GAAP Financial Measures 43 The data presented above includes financial information prepared in accordance with GAAP, as well as another financial measure, Gross Margin, Free Cash Flows, Net Debt and EBITDA, but is considered a “Non-GAAP financial measure.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales), Free Cash Flows (Cash flows from operations less maintenance capex and dividends), Net Debt (Total debt less capital leases) and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) are Non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin, Free Cash Flows, Net Debt and EBITDA is intended to supplement investors’ understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows, Net Debt and EBITDA measures may not be comparable to other companies’ Gross Margin, Free Cash Flows, Net Debt and EBITDA measures. Furthermore, these measures are not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

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